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                                                                   EXHIBIT 10.15

[GRAPHIC OMITTED]      SILICON VALLEY BANK

                           AMENDMENT TO LOAN AGREEMENT

BORROWER:         METACREATIONS CORPORATION (FORMERLY, METATOOLS, INC.)
ADDRESS:          6303 CARPINTERIA AVENUE
                  CARPINTERIA, CALIFORNIA  93013

DATED AS OF:      MARCH 12, 1998


      THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the above name Borrower (the "Borrower") with reference to the following facts:

      The parties desire to amend the Loan and Security Agreement dated September 28, 1994, as amended by that certain Amendment to Loan and Security Agreement dated December 15, 1995, as amended by that certain Amendment to Loan and Security Agreement dated December 6, 1996, as amended by that certain Amendment to Loan and Security Agreement dated April 4, 1997, and as amended by that certain Amendment to Loan and Security Agreement dated August 15, 1997 (as so amended and as otherwise amended from time to time, the "Loan Agreement") as herein set forth, effective as of date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

      NOW, THEREFORE, the parties hereto agree as follows:

      1. MODIFICATION TO CREDIT LIMIT. The section of the Schedule to the Loan and Security Agreement entitled "Credit Limit" (Section 1.1) is hereby amended to read as follows:

"CREDIT LIMIT
(Section 1.1):             An amount not to exceed $3,000,000 at any one
                           time outstanding.

LETTER OF CREDIT SUBLIMIT  Silicon in its reasonable discretion, will from time to time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding not to exceed $3,000,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has available to it Loans in an amount equal to or greater than the face amount of the Letters of Credit to be

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                           issued. Prior to the issuance of the Letters of
                           Credit, Borrower shall execute and deliver to Silicon Applications for Letters of Credit and such other documentation as Silicon shall specify (the "Letter of Credit Documentation"). Fees for the Letters of Credit shall be as provided in the Letter of Credit Documentation. Letters of Credit may have a maturity date up to twelve months beyond the Maturity Date for the Loans in effect from time to time, provided that if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date, Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and costs due or to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Silicon's then standard form cash pledge agreement.

                           The Loans available under this Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.

FOREIGN EXCHANGE
CONTRACT SUBLIMIT          Up to $3,000,000 of the Credit Limit may be
                           utilized for spot and future foreign exchange contracts (the "Exchange Contracts"). The Credit
                           Limit available at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on each day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 20% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange Contract, the Borrower may request that Silicon debit the Borrower's bank account with Silicon for such amount, provided
                           Borrower has immediately available funds in such amount in its bank account.

                           Borrower may provide, by written notification to Silicon, instructions to terminate any of the Exchange Contracts, except that Borrower may not terminate an Exchange Contract within two business days of the date delivery is to


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                           be effected or settlement allowed. Further, Silicon
                           may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is not sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If either Silicon or Borrower terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                           Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $1,000,000, nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed $3,000,000.

                           The Borrower shall execute all standard form applications and agreements of Silicon in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements, the Borrower will pay all standard fees and charges of Silicon in connection with the Exchange Contracts.

                           Without limiting any of the other terms of this Loan Agreement or any such standard form applications and agreements of Silicon, Borrower agrees to indemnify Silicon and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Silicon's choice), of every nature and description, which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

                           The Exchange Contracts shall have maturity dates no later than the Maturity Date."

         2. MODIFICATIONS OF FINANCIAL COVENANTS. The section of the Schedule to the Loan and Security Agreement entitled "Financial Covenants" (Section 4.1) is amended to read as follows

"FINANCIAL COVENANTS
 (SECTION 4.1):            Borrower shall comply with all of the following
                           covenants. Compliance shall be determined as of the end of each quarter:


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   QUICK ASSET RATIO:      Borrower shall maintain a ratio of "Quick Assets" to
                           current liabilities of not less than 2.0 to 1.

   TANGIBLE NET WORTH:     Borrower shall maintain a tangible net worth of not
                           less than $70,000,000.


   PROFITABILITY           Borrower shall not incur a loss (after taxes) in
                           excess of $1,000,000 for any fiscal quarter; except that Borrower may incur aggregate year to date losses
                           (after taxes) associated with merger and acquisition transactions not to exceed $10,000,000 in any fiscal year.

   DEFINITIONS:            'Current assets,' and 'current liabilities' shall
                           have the meanings ascribed to them in accordance with generally accepted accounting principles.

                           'Tangible net worth' means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licences and franchises.

                           'Quick Assets' means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

                           Subordinated Debt: 'Liabilities' for purposes of the foregoing covenants do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon."


      3. MATURITY DATE. The Maturity Date set forth in section 5.1 of the Schedule to the Loan Agreement is hereby amended to be "March 5, 1999."

      4. ASSUMPTION. MetaCreations Corporation, a Delaware corporation, as successor by merger to MetaTools, Inc., a California corporation, hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations arising out of the Loan Agreement and any and all documents, instruments and agreements relating thereto.


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      5.    MODIFICATION TO PERMITTED REPURCHASE OF SHARES.  Clause (i) of
Section 4.6 of the Schedule to the Loan Agreement, Negative Covenants - Exceptions, is hereby amended to read as follows:

         "(i) purchase, redeem or retire shares of Borrower's stock pursuant to the Borrower's employee stock option plan, provided that the total amount paid by Borrower for such stock does not exceed $1,000,000 in any fiscal year"


      6.    MODIFICATION TO PERMITTED EQUIPMENT DEBT.  Paragraph 4 of Section
4.1 of the Schedule to the Loan Agreement, Other Covenants, is hereby amended to read as follows:

         "4. INDEBTEDNESS. Without limiting any of the foregoing terms or provisions of this Agreement, Borrower shall not in the future incur indebtedness for borrowed money, except for (i) indebtedness to Silicon, and (ii) indebtedness incurred in the future for the purchase price of or lease of equipment in an aggregate amount not exceeding $1,000,000 at any time outstanding."


      7. MODIFICATION TO SECTION 3.10. Section 3.10 of the Loan Agreement is hereby amended to read as follows:

         "3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of the Borrower's knowledge) threatened by or against or affecting the Borrower in any court or before any governmental agency (or any basis therefor known to the Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of the Borrower, or in any material impairment in the ability of the Borrower to carry on its business in substantially the same manner as it is now being conducted. The Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against the Borrower involving amounts in excess of $1,000,000."


      8. FEE. Borrower shall pay to Silicon a fee of $3,000 in connection with this Amendment, which shall be in addition to interest and to all other amounts payable under the Loan Agreement, and which is not refundable. Out of pocket expenses attributable to this Amendment payable by the Borrower shall not exceed $3,000.


      9. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.


      10. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms


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and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

  BORROWER:                                SILICON:

  METACREATIONS CORPORATION                SILICON VALLEY BANK



  By /s/ Terance A. Kinninger               By /s/ Karl R. Brier
    -----------------------------            -----------------------------
      President or Vice President          Title  Vice President


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